Lock-Up Agreement

This LOCK-UP AGREEMENT (this “Agreement”), dated as of [●], 2017, is entered into by and among Aviragen Therapeutics, Inc., a Delaware corporation (“Buyer”), Vaxart, Inc., a Delaware corporation (“Target”), and the undersigned (the “Securityholder” and together with the Buyer and the Target, the “Parties” and each a “Party”).
WHEREAS, the Buyer, Agora Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Buyer (“Merger Sub”), and Target have entered into an Agreement and Plan of Merger and Reorganization, dated as of October 27, 2017, as may be supplemented and amended (the “Merger Agreement”), providing for, among other things, the merger of Merger Sub with and into Target with Target continuing as the surviving corporation and a wholly-owned subsidiary of the Buyer (the “Merger”), effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the Merger Agreement (the “Effective Time”).
NOW, THEREFORE, in consideration of the promises and of the mutual consents and obligations hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
Section 1. Restrictions on Shares/Lock-Up.
(a) During the period commencing at the date hereof and ending on the date that is one-hundred and eighty (180) days after the Effective Time (the “Lock-Up Expiration Time”), the Securityholder shall not, directly or indirectly:
(i) transfer (except as may be specifically required by court order or by operation of law), grant an option with respect to, sell, exchange, pledge or otherwise dispose of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), or encumber, (A) any shares of common stock, par value $0.10 per share, of the Buyer (the “Common Stock”) owned of record or beneficially by the Securityholder or (B) any securities held by or issued to the Securityholder which are convertible into or exercisable or exchangeable for shares of Common Stock (collectively, the “Lock-Up Shares”);
(ii) enter into any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Lock-Up Shares or any other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any Lock-Up Shares;
(iii) except for the Support Agreement, grant any proxies or powers of attorney with respect to any Lock-Up Shares, deposit any Lock-Up Shares into a voting trust, or enter into a voting agreement or similar arrangement or commitment with respect to any Lock-Up Shares or make any public announcement that is in any manner inconsistent with this Section 1; or
(iv) make any offer or enter into any agreement or binding arrangement or commitment providing for any of the foregoing actions in clauses (i) to (iii), or publicly disclose the intention to take any of the foregoing actions.
 (b) Notwithstanding the restrictions set forth in clause (a) of this Section 1 but subject to the proviso at the end of Section 1(b)(iv) below:
(i) if the Securityholder is a natural person, the Securityholder may transfer his or her Lock-Up Shares to any member of the Securityholder’s immediate family, or to a trust for the benefit of the Securityholder or any member of the Securityholder’s immediate family for estate planning purposes, or to the Securityholder’s estate, following the death of the undersigned, by will, intestacy, or other operation of law, or as a bona fide gift to a charitable organization, or by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or to any partnership, corporation or limited liability company which is controlled by the undersigned and/or by any such member of the Securityholder’s immediate family;
(ii) if the Securityholder is a corporation, partnership or other business entity, the Securityholder may transfer its Lock-Up Shares to another corporation, partnership or other business entity that is an affiliate (as defined under Rule 12b-2 of the Securities and Exchange Act of 1934 (the “Exchange Act”)) of the Securityholder or as a distribution or dividend to equity holders (including, without limitation, general or limited partners and members) of the Securityholder (including upon the liquidation and dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders), or as a bona fide gift to a charitable organization;
(iii) if the Securityholder is a trust, the Securityholder may transfer its Lock-Up Shares to any grantors or beneficiaries of the trust; and
(iv) nothing contained herein will be deemed to restrict the ability of the Securityholder to (a) transfer or dispose of the shares of the Buyer purchased by the Securityholder following the closing of the transactions pursuant to the Merger Agreement in the open market, (b) exercise an option to purchase shares of Common Stock, and any related transfer of shares of Common Stock to Buyer for the purpose of paying the exercise price of such options as a result of the exercise of such options; provided, that for the avoidance of doubt, the underlying shares of Common Stock shall continue to be subject to the restrictions on transfer set forth in this Agreement until the Lock-Up Expiration Time, or (c) establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of the Buyer; provided, that such plan does not provide for the transfer of shares of the Buyer during the Lock-Up Period, provided, that with respect to any transfer or distribution pursuant to Section 1(b), (x) no filing by any party (donor, donee, transferor, transferee, distributor or distributee, as the case may be) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition during the Lock-Up Period (other than (i) any exit filings or public announcements that may be required under applicable federal and state securities laws or (ii) in respect of a required filing under the Exchange Act in connection with the exercise of an option to purchase Common Stock following such individual’s termination of employment that would otherwise expire during the Lock-Up Period, provided that reasonable notice shall be provided to Buyer prior to any such filing) and (y) it shall be a condition to the transfer or distribution that the transferee or distributee execute an agreement, in the form of this Agreement, stating that the transferee or distributee is receiving and holding such Lock-Up Shares subject to the provisions of such agreement until the Lock-Up Expiration Time.

(c) The following terms shall have the following meanings for purposes of this Agreement:
i.	“Business Day” means any day other than a day on which banks in the State of New York are authorized or obligated to be closed.
ii.	“Person” means an individual, general partnership, limited partnership, limited liability company, corporation, trust, estate, or any other entity.
iii.	“Support Agreement” means that certain Support Agreement, dated as of October 27, 2017 executed by the Securityholder in favor of Buyer and Target.
Section 2. Miscellaneous.
(a) This Agreement shall terminate automatically upon the earlier of (i) the Lock-Up Expiration Time and (ii) if the Merger Agreement is validly terminated in accordance with its terms prior to the Effective Time, upon the date of such termination.
(b) The Securityholder hereby represents and warrants that (i) if it is a corporation, partnership , limited liability company or other business entity, it is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) he, she or it has full power and authority to enter into this Agreement, (iii) this Agreement has been duly and validly executed and delivered by the Securityholder and constitutes the legal, valid and binding obligation of the Securityholder, enforceable against the Securityholder in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief and other equitable remedies, and (iv), upon request, he, she or it will execute any additional documents necessary to ensure the validity or enforcement of this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the Securityholder shall be binding upon the successors, assigns, heirs or personal representatives of the Securityholder.
(c) Any attempted transfer in violation of this Agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this Agreement, and will not be recorded on the share register of the Buyer. In order to ensure compliance with the restrictions referred to herein, the undersigned agrees that the Buyer and its transfer agent and registrar are hereby authorized to decline to make any such transfer if it would constitute a violation or breach of this Agreement.
(d) Any person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto may in its sole discretion apply to any court of law or equity of competent jurisdiction for, and obtain from any such court, specific performance and/or injunctive relief (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement and shall not be required to prove irreparable injury to such party or that such party does not have an adequate remedy at law with respect to any breach of this Agreement (each of which elements the parties admit). The parties hereto further agree and acknowledge that each and every obligation applicable to it contained in this Agreement shall be specifically enforceable against it and hereby waives and agrees not to assert any defenses against an action for specific performance of their respective obligations hereunder. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies available under this Agreement or otherwise.
(e) Except as provided in Section 1(b), neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties, provided, that Buyer may assign its rights and interests to any of its Affiliates (as defined in the Merger Agreement). Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section shall be null and void.
(f) If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
(g) Each of the parties to this Agreement agrees and acknowledges that this Agreement has been negotiated in good faith, at arm’s length, and not by any means prohibited by law.
(h) This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement).
(i) Each of the parties to this Agreement specifically acknowledges that he, she or it (i) is a knowledgeable, informed, sophisticated Person capable of understanding and evaluating the provisions set forth in this Agreement, (ii) has had the opportunity to review this Agreement with counsel of his, her or its own choosing, (iii) has carefully read and fully understands all of the terms of this Agreement, and (iv) is under no disability or impairment that affects its, his or her decision to sign this Agreement and he, she or it knowingly and voluntarily intends to be legally bound by this Agreement.
(j) All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand, or (c) on the date delivered in the place of delivery if sent by email or facsimile (with a written or electronic confirmation of delivery) prior to 6:00 p.m. New York City time, otherwise on the next succeeding Business Day, in each case to the intended recipient as follows: (a) if to Buyer or the Target, to the notice address listed in Section 10.8 of the Merger Agreement and (b) if to the Securityholder, to the address listed on the signature page hereto.
(k) The Securityholder agrees and consents to the entry of stop transfer instructions with the Buyer’s transfer agent and registrar against the transfer of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the Securityholder except in compliance with the foregoing restrictions.
(l) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the Parties arising out of or relating to this Agreement, each of the Parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware; (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 2(l); (c) waives any objection to laying venue in any such action or proceeding in such courts; (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party; (e) agrees that service of process upon such Party in any such action or proceeding shall be effective if notice is given in accordance with Section 2(j) of this Agreement; and (f) irrevocably and unconditionally waives the right to trial by jury. This Agreement, and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the Parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.
(m) Nothing herein shall grant to or create in any Person not a party hereto, or any such Person’s dependents, heirs, successors or assigns any right to any benefits hereunder or any remedies hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto;
(n) Any amendment, supplement or waiver of this Agreement shall be effective only if in a written instrument executed by each of the parties hereto. If any such amendment, supplement or waiver is to be entered into after the Closing, it shall have been approved in advance by a majority of the board of directors of Buyer, including at least one (1) Parent Designee (as defined in the Merger Agreement).
(o) Subject to Section 2(n), in the event that any holder of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock that is subject to a substantially similar letter agreement entered into by such holder, other than Buyer or the undersigned, is permitted by Buyer to sell or otherwise transfer or dispose of shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for value other than as permitted by this Agreement or a substantially similar letter agreement entered into by such holder, the same percentage of shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock held by the undersigned shall be immediately and fully released on the same terms from any remaining restrictions set forth herein.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.
AVIRAGEN THERAPEUTICS, INC.:	[●]

By:	By:

Name:	Name:

Title:	Title:

Notice Address:
VAXART, INC.

By:

Name:

Title:
[Signature Page to Lock-Up Agreement]